Exhibit 99.1

HAYMAKER ACQUISITION CORP. 4 PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE 24 Hours a Day, 7 Days a Week or by Mail or Telephone Vote by Internet Q U I C K E A S Y FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend: https://www.cstproxy.com/ haymakeracquisition4/2026 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2026. 2026 NOTICE IS HEREBY GIVEN that an extraordinary general meeting of shareholders (the “Shareholders’ Meeting”) of Haymaker Acquisition Corp. 4, a Cayman Islands exempted company (“Haymaker”), will be held in person on [•], 2026, at [•], Eastern Time, at the o ces of DLA Piper LLP (US) at 1251 Avenue of the Americas, New York, New York 10020, or such other date, time, and place to which such meeting may be adjourned. We are also planning for the Shareholders’ Meeting to be held virtually pursuant to the procedures described in the accompanying proxy statement/prospectus and our amended and restated memorandum and articles of association, as amended and restated from time to time (the “Existing Organizational Documents”), but the physical location of the meetings will remain at the location speci ed above for the purposes of Cayman Islands law and Existing Organizational Documents. At the Shareholders’ Meeting, Haymaker shareholders will be asked to consider and vote upon the following proposals on the reverse side: (Continued and to be marked, dated and signed, on the other side) HAYMAKER ACQUISITION CORP. 4 PROXY CARD THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON , 2026.

Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders To view the Proxy Statement and to Attend the Extraordinary General Meeting, please go to: https://www.cstproxy.com/haymakeracquisition4/2026 2026 Shareholder Proposal No. 1 — The Business Combination Proposals — To consider and vote upon two separate proposals to approve by way of an ordinary resolution the Business Combination (as de ned below) and approve and adopt the Business Combination Agreement, dated as of October 9, 2025 (the “Business Combination Agreement”), by and among Haymaker, Suncrete, Inc., a Delaware corporation and direct wholly owned subsidiary of Haymaker (“New Suncrete” or “PubCo”), Haymaker Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of PubCo (“Merger Sub I”), Haymaker Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of PubCo (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), and Concrete Partners Holding, LLC, a Delaware limited liability company (“Suncrete”), which provides for a business combination between Haymaker and Suncrete, pursuant to which the business combination will be e ected in three steps: (a) on the date of the consummation of the Business Combination (the “Closing Date”), Haymaker will transfer by way of continuation out of its jurisdiction of incorporation from the Cayman Islands to the State of Delaware (the “Domestication” and the time at which the Domestication becomes e ective, the “Domestication E ective Time”), (b) on the Closing Date and immediately following the Domestication, Merger Sub I will merge with and into Haymaker (the “Initial Merger”), with SPAC surviving the Initial Merger as a wholly owned subsidiary of PubCo; and (c) on the Closing Date and immediately following the Initial Merger, Merger Sub II will merge with and into Suncrete (the “Acquisition Merger” and, together with the Initial Merger, the “Mergers”, and together with the Domestication and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Suncrete surviving the Acquisition Merger as a wholly owned subsidiary of New Suncrete. Shareholder Proposal No. 2 — The Domestication Proposal — To consider and vote upon a proposal to approve, on a non-binding advisory basis, by way of an ordinary resolution, the change of SPAC’s jurisdiction of incorporation by deregistering as an exempted company with the Registrar of Companies of the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. Shareholder Proposal No. 3 — The Organizational Documents Proposal — To consider and vote upon a proposal to approve by way of special resolution, upon the Domestication taking e ect, the adoption of (a)the proposed certi cate of incorporation and the proposed bylaws of SPAC (the “SPAC Organizational Documents”) in place of the Existing Organizational Documents, and (b) the proposed amended and restated certi cate of incorporation and the proposed amended and restated bylaws of PubCo (the “Proposed PubCo Organizational Documents”), which, if approved, would take e ect at the Initial Merger E ective Time. Shareholder Proposal No. 4 — The Advisory Organizational Documents Proposals — To consider and vote upon eight separate proposals to approve, on a non-binding advisory basis, by ordinary resolution, material di erences between the Existing Organizational Documents and the Proposed PubCo Organizational Documents, which are being presented separately in accordance with U.S. Securities and Exchange Commission guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions. Shareholder Proposal No. 5 — The NYSE Proposal — To consider and vote upon a proposal to approve by ordinary resolution, for purposes of complying with applicable listing rules of The New York Stock Exchange, the issuance of (i) up to an aggregate of [ ] shares of Class A Common Stock, par value $0.0001, of New Suncrete (the “PubCo Class A Common Stock”) in connection with the Business Combination and the PIPE O ering. Shareholder Proposal No. 6 — The 2026 Plan Proposal — To consider and vote upon a proposal to approve by ordinary resolution and adopt the Suncrete, Inc. 2026 Omnibus Incentive Plan and material terms thereunder. Shareholder Proposal No. 7 — The ESPP Proposal — To consider and vote upon a proposal to approve by ordinary resolution and adopt the Suncrete, Inc. Employee Stock Purchase Plan and material terms thereunder. Shareholder Proposal No. 8 — The Shareholder Adjournment Proposal — To consider and vote upon a proposal to approve by ordinary resolution the adjournment of the Shareholders’ Meeting to a later date or dates, if necessary or convenient, (i) to permit further solicitation and vote of proxies in the event that there are insu cient votes for, or otherwise in connection with the approval of one or more proposals at the Shareholders’ Meeting, (ii) if Haymaker determines that one or more of the conditions to Closing is not or will not be satis ed or waived or (iii) to facilitate the Domestication, the Mergers or any other transaction contemplated by the Business Combination Agreement or the related agreements. CONTROL NUMBER Signature______________________________ Signature, if held jointly__________________________________ Date_____________, 2026 Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS. Please mark your votes like this X FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN